UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		February 15, 2013
CADUCEUS SOFTWARE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-144509	20-5005810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
42a High Street, Sutton Coldfield, West Midlands, United Kingdom		B72 1UJ
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	+44 0121 695 9585
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 15, 2013, Caduceus Software Systems Corp. (“our company”) has been advised that the financial statements for the fiscal quarters ended June 30, 2012 and September 30, 2012 should no longer be relied upon.  Specifically, our company’s accountant, PLS CPA, a professional corporation (the “Independent Accountant”), determined and advised that during the preparation of its quarterly reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012 that it failed to accrue consulting fees to Derrick Gidden, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of our company, of GBP 3,000 for each respective quarter.

Our company’s sole officer has discussed the errors with the Independent Accountant.

Our company intends to restate the financial statements and to appropriately amend the relevant quarterly reports as soon as practicable to correct the above described errors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADUCEUS SOFTWARE SYSTEMS CORP.
Dated: February 18, 2013	By:	/S/ DERRICK GIDDEN Derrick Gidden President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)